As originally filed with
the Securities and Exchange Commission on January 13, 1998
                                            Registration File No.      333-44161

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                      ------------------------------------
                             WASHINGTON, D.C. 20549


                        Post-Effective Amendment No. 1 to

                                    Form SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

         --------------------------------------------------------------
                              PSB BANCGROUP, INC.
                 (Name of small business issuer in its charter)

        Florida                           6712                    59-3454146
------------------------------  ---------------------------  -------------------
(State or jurisdiction of      (Primary Standard Industrial   (I.R.S. Employer
incorporation or organization)  Classification Code Number)  Identification No.)

                             500 South First Street
                            Lake City, Florida 32025
                                 (904) 754-0002

                      ------------------------------------

                          (Address and telephone number
                         of principal executive offices)

                                Robert W. Woodard
                      President and Chief Executive Officer
                             500 South First Street
                            Lake City, Florida 32025
                                 (904) 754-0002
           ----------------------------------------------------------

            (Name, address and telephone number of agent for service)

                              Copies Requested to:
                Herbert D. Haughton, Esq. or A. George Igler, Esq
                             Igler & Dougherty, P.A.
                              1501 Park Avenue East
                           Tallahassee, Florida 32301
                                 (850) 878-2411

Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to rule 415 under the Securities Act of 1933 check the following box. [X]

If this Form is filed to register additional securities for an Offering pursuant to rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ________

If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE
====================================================================================================================================
              Title of                                                 Proposed                Proposed
             each class                        Amount                   maximum                 maximum
            of securities                       to be                  offering                aggregate              Amount of
          to be registered                  registered(1)                price              offering price        registration fee
------------------------------------------------------------------------------------------------------------------------------------
Common Stock $. 01 par value                1,200,000                  $9.00(2)             $10,800,000(3)            $3,186.00
Warrants                                      600,000                   $0.00                     $0                      $0.00
Units                                         600,000                   $9.00                     $0                      $0.00(4)
====================================  ========================  ======================= ======================= ====================

(1) Common Stock ("Shares") and Warrants are to be issued during the Offering Period in Units. Units will contain one Share and one Warrant to purchase one additional share of Common Stock. Units will not be issued or certificated, Shares and Warrants will be issued and certificated separately. The minimum number of Units which may be purchased is 500 Units.

(2) Maximum purchase price of stock to be issued pursuant to the Warrants registered hereunder.

(3) Estimated solely for the purpose of calculating the registration fee on the basis of the proposed maximum offering price per Share.

(4) Fee for Units has been included in the $3,186.00 registration fee for Common Stock.

    The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.
--------------------------------------------------------------------------------

                               PSB BANCGROUP, INC.

                                SUPPLEMENT NO. 1
                        TO PROSPECTUS DATED JUNE 7, 1998


    PSB BancGroup is extending its offer beyond the December 7, 1998, expiration date. In order to do so we must return all subscription funds received and resolicit subscriptions unless subscribers reaffirm their original subscription. Those subscribers who do not reaffirm their original subscriptions will receive a refund promptly after December 7, 1998. The following information is intended to assist you in making your decision whether or not to reaffirm your subscription.

    We began offering our shares to the public on June 7, 1998. The initial offering period expired on September 7, 1998, unless we extended the period for up to an additional 90 days. Prior to September 7, 1998, our board of directors extended the offering to December 7, 1998. We did so in order to have additional time to sell the minimum number of shares. As of the date of this supplement, we still have not sold the minimum number of shares required to break escrow. We are approximately $1.5 million short of the approximately $4,325,000 needed. If the minimum number of shares has not been sold by December 7, 1998 the offering will terminate unless extended by our board.

    Our board of directors voted on November 24, 1998, to amend our Registration Statement No. 333- 44161, to extend the offering for a period of six months from December 7, 1998 or until June 7, 1999, in order to sell the minimum number of required shares. The board also voted to direct our management to provide each subscriber with a copy of this prospectus supplement along with a new subscription offer form. Any subscriber who has not executed and returned a new subscription offer form by the close of business December 7, 1998, will receive a refund of their subscription funds on or about December 11, 1998.

    We have incurred approximately $368,000 in total organizational expenses through September 30, 1998, and will continue to incur such expenses at the rate of approximately $23,000 per month until the minimum amount of shares needed is sold in order to break escrow. Included with this supplement are our unaudited financial statements for the nine months ended September 30, 1998.

    Organizers have subscribed for 135,466 units representing 28% of the total minimum units in the offering. We expect the organizers to reaffirm their subscriptions. Further, the organizers and proposed directors have indicated that they may be willing to subscribe for up to 50% of the minimum units in the offering if necessary to help PSB achieve the minimum subscription level necessary to release subscription funds from escrow. Any units purchased by these individuals in excess of their original indications would be purchased for investment and not with a view to resell such units. Because purchases by these persons may be substantial, investors should not place any reliance on the sales of a specified minimum offering amount as an indication of the merits of this offering or that such a person's investment decision is shared by unaffiliated investors. Any units purchased by organizers will be on the same terms and conditions as all subscribers.




                The date of this supplement is December 1, 1998.

[GRAPHIC OMITTED]

                             NEW SUBSCRIPTION OFFER




--------------------------------------------------------------------------------
PSB BancGroup, Inc. has amended the terms of its common stock offering. The amendments were contained in our prospectus supplement dated December 1, 1998. PSB considers the amendment to be a material change in the offering and, therefore, will automatically refund the subscription proceeds that have been received prior to the date of the supplement with interest unless a subscriber advises otherwise. A subscriber who does not want to rescind his or her subscription may do so by signing and returning this form by mail to PSB at the address below or by facsimile to (904) 754-0919. This subscription confirmation form must be received by PSB no later than 5:00 p.m., local time, on or before December 7, 1998, in order for us to be able to retain your original stock subscription.

            The undersigned hereby acknowledges that I/we do not wish to rescind my/our subscription agreement for ____________ shares of PSB common stock.

            By signing below, the undersigned accepts the amendment to extend the offering as disclosed in the supplement, receipt of which is hereby acknowledged, and authorizes the escrow agent, the Independent Bankers Bank of Florida, to retain the subscription funds deposited on my/our behalf, until receipt by the escrow agent of certification that the offering conditions have been met or the offering has terminated.

            The undersigned understands the meaning and consequences of the authorization granted and hereby agrees to indemnify and hold harmless the escrow agent from and against any and all loss, damage, or liability due to or resulting from the proper transfer of my/our subscription funds to PSB in accordance with the offering terms as amended.


     Total Number of Original Shares: _____ At $9.00 per share = $____________


Name: ________________________________


Name: ________________________________


Signed this _____ day of ________________, 1998.


                                                     __________________________
                                                     Subscriber


                                                     __________________________
                                                     Subscriber


-                                                       -
                              Label

-                                                       -

         Please return this new subscription offer form in the enclosed self-addressed and stamped envelope or by facsimile at (904)
                        754-0919 before December 7, 1998.

--------------------------------------------------------------------------------
               Post Office Box 2199, Lake City, Florida 32056-2199

                               PSB BANCGROUP, INC.
                          (A Development Stage Company)

                          Index to Financial Statements


                                                                                                                         Page
                                                                                                                         ----

Balance Sheet at September 30, 1998 (unaudited)..........................................................................F-2

Statement of Operations for the Period from January 1, 1998 to
        September 30, 1998 (unaudited)...................................................................................F-3

Statement of Changes  in  Stockholders'  Equity  (Deficit)  for the Period  from
        January 1, 1998 to September 30, 1998 (unaudited)...F-4

Statement of Cash Flows for the Period from January 1, 1998 to
        September 30, 1998 (unaudited)...................................................................................F-5

Notes   to Financial Statements as of September 30, 1998 (unaudited) and for the
        Period from January 1, 1998 to September 30,
        1998 (unaudited)...........................................................................................F-6 - F-7

All schedules have been omitted because of the absence of the conditions under which they are required or because the required information is included in the financial statements and related notes.

                               PSB BANCGROUP, INC.
                          (A Development Stage Company)

                                  Balance Sheet


                                                            September 30,
                                                            -------------
                                                                1998
                                                                ----
                                                             (unaudited)
        Assets

Cash .....................................................   $   2,760
Other assets .............................................       6,700
                                                             ---------

           Total .........................................   $   9,460
                                                             =========

        Liabilities and Stockholders' Deficit

Line of credit ...........................................     200,000
                                                             ---------

Commitments (Note 4)

Stockholders' deficit:
        Preferred stock, $.01 par value, 2,000,000 shares
           authorized, none issued and outstanding .......        --
        Common stock, $.01 par value, 8,000,000 shares
           authorized, 3,942 shares issued and outstanding          40
        Additional paid-in capital .......................     177,350
        Accumulated deficit ..............................    (367,930)
                                                              ---------

           Total stockholders' deficit ...................    (190,540)
                                                              ---------

           Total .........................................   $   9,460
                                                             =========





See Accompanying Notes to Financial Statements.

                               PSB BANCGROUP, INC.
                          (A Development Stage Company)

                             Statement of Operations


                                                            Period from
                                                             January 1,
                                                               1998 to
                                                            September 30,
                                                            -------------
                                                                 1998
                                                                 ----
                                                              (unaudited)

Interest income ...........................................   $     467

Organizational expenses ....................................... 273,884
                                                                -------

        Net loss ............................................ $(273,417)
                                                              ---------































See Accompanying Notes to Financial Statements.

                               PSB BANCGROUP, INC.
                          (A Development Stage Company)

             Statement of Changes in Stockholders' Equity (Deficit)

          Period from January 1, 1998 to September 30, 1998 (unaudited)


                                                                                                                  Total
                                                                               Additional                       Stockholders'
                                                                  Common         Paid-In        Accumulated        Equity
                                                                  Stock          Capital         Deficit         (Deficit)
                                                                  -----          -------         -------         ---------

Balance at December 31, 1997..................................    $ 40            177,350          (94,513)          82,877

Net loss (unaudited)..........................................     -                -             (273,417)        (273,417)
                                                                  ----       ------------          -------          -------

Balance at September 30, 1998 (unaudited).....................    $ 40            177,350         (367,930)        (190,540)
                                                                    ==            =======          =======          =======



















See Accompanying Notes to Financial Statements.


                               PSB BANCGROUP, INC.
                          (A Development Stage Company)

                             Statement of Cash Flows

                                                                                                             Period from
                                                                                                              January 1,
                                                                                                              1998 to
                                                                                                             September 30,
                                                                                                             -------------
                                                                                                                1998
                                                                                                                ----
                                                                                                              (unaudited)
Cash flows used in administrative activities during the development stage:
        Net loss   ...................................................................................           $(273,417)
        Adjustments to reconcile net loss to net cash
          used by administrative activities during the
          development stage-
           Increase in other assets...................................................................              (1,665)
                                                                                                                 ---------

             Net cash used in administrative activities
               during the development stage...........................................................            (275,082)
                                                                                                                   -------

Cash flows from financing activities-
        Proceeds from line of credit..................................................................             200,000
                                                                                                                   -------

Net decrease in cash..................................................................................             (75,082)

Cash at beginning of period...........................................................................              77,842
                                                                                                                   -------

Cash at end of period.................................................................................          $    2,760
                                                                                                                  ========

Supplemental disclosures of cash flow information- Cash paid during period for:
        Interest   ...................................................................................         $     5,513
                                                                                                                 =========

        Income taxes..................................................................................         $     -
                                                                                                                 =========







See Accompanying Notes to Financial Statements.

                               PSB BANCGROUP, INC.
                          (A Development Stage Company)

                          Notes to Financial Statements

                         September 30, 1998 (unaudited)


(1)  Summary of Significant Accounting Policies
        General. The accompanying financial statements at September 30, 1998 and for the nine-month period then ended is unaudited; however, in the opinion of management, all adjustments necessary for the fair presentation of the financial statements have been included. All such adjustments are of a normal recurring nature. The results for the nine months ended September 30, 1998 are not necessarily indicative of the results which may be expected for the entire year.

           PSB BancGroup, Inc. (the "Company") was incorporated on June 30, 1997 in the State of Florida. The Company has applied for and obtained approval from the Board of Governors of the Federal Reserve System ("Board of Governors") to become a one-bank holding company and plans to acquire 100% of the outstanding shares of Peoples State Bank (the "Bank"), which is planned to be incorporated and organized in Lake City, Florida. The operations of the Company, which initially are intended to consist solely of the ownership of the Bank, have not commenced as of September 30, 1998. Therefore, with the exception of organizational costs which are being expensed when incurred, accounting policies have not been established. The Company has adopted a fiscal year end of December 31.

        Estimates. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

        Common Stock  Offering.  As of September 30, 1998,  the Company has sold
           3,942 shares of common stock to its organizers for an aggregate of $177,390. Such shares will be converted by the organizers into unregistered shares on a one share for five shares basis at the time the conditions of the offering have been met. In addition the organizers will receive five warrants for each share converted. Each warrant entitles the holder to purchase one share of common stock at $ 9 per share.

        Impact of New  Accounting  Principle.  On January 1, 1998,  the  Company
           adopted Statement of Financial Accounting Standards 130 - Reporting Comprehensive Income which establishes standards for reporting comprehensive income. The Standard defines comprehensive income as the change in equity of an enterprise except those resulting from stockholder transactions. All components of comprehensive income are required to be reported in a new financial statement that is displayed with equal prominence as existing financial statements. The Company has no items of other comprehensive income therefore a statement of comprehensive income is not presented.

(2)  Organization
        On October 1, 1997, the Organizers of the Company filed an application for authority to organize a state-chartered bank with the Comptroller of the State of Florida, Department of Banking and Finance which was approved on January 21, 1998. The approval of this application contained certain conditions. These conditions include, among other things, the establishment of total capital accounts of not less than $4,050,000 with not less than $2,100,000 allocated to common capital, after all organizational and preopening expenses, and the approval by the Board of Governors of the Federal Reserve System of the Company's application to acquire the stock of the Bank as a registered bank holding company.

                                                                     (continued)

                               PSB BANCGROUP, INC.
                          (A Development Stage Company)

                    Notes to Financial Statements, Continued


(3)  Related Parties
        TheCompany has appointed one of its Organizers as the President and Chief Executive Officer of the Company.

(4)  Commitments
        TheCompany has entered into a purchase agreement dated October 20, 1997 to purchase a parcel of land for $170,000. The Bank intends to construct its main office at this location. The Company closed on the purchase of this property on October 30, 1998. The purchase was financed with a loan from a financial institution for $165,000. Interest on the loan is payable quarterly at prime +1% with principal due in October, 1999.

           Currently the Company is leasing an office trailer for $1,100 per month. This lease expires in April, 1999 and management is currently negotiating for a six to nine month extension.

(5)  Sale of Common Shares and Warrants
        TheCompany plans to offer a total of 600,000  shares of its common stock to the public. (1) During the offering period shares will be included in units with a unit consisting of one share of common stock and one purchase warrant. The price per unit is expected to be $9. A total of 600,000 units will be offered for sale. Each warrant entitles the holder thereof to purchase one share of additional common stock for $9 per share during the 48 month period following the effective date of the warrant certificate. (2) After the sale of 600,000 units has been completed, 600,000 shares will be available to holders of the warrants. However there can be no assurance given that any of the warrants will be exercised. The Company expects to incur approximately $26,000 in offering costs relating to this sale.

(6)  Incentive Stock Option Plan
        TheCompany's  Board of Directors  has adopted an Incentive  Stock Option
           Plan ("Plan"). The Plan will be contingent upon approval by the Company's shareholders. The Plan will provide for the grant of options at the discretion of a committee designated by the Board of Directors to administer the Plan. The option exercise price must be at least 100% (110% in the case of a holder of 10% or more of the Common Stock) of the fair market value of the stock on the date the option is granted and the options are exercisable by the holder thereof in full at any time following a vesting period and prior to their expiration in accordance with the terms of the Plan. The Company's president's and the Bank's president's proposed Employment Contracts contain a provision whereby they will be granted an option to purchase 10,000 shares each of the Company's common stock under this Plan.

(7)  Line of Credit
        In 1998, the Company obtained a line of credit of $250,000 from a financial institution at an interest rate of Prime +1%.The line is guaranteed by the Company's board of directors. At September 30, 1998, there was $200,000 outstanding under this line of credit.


Exhibits Schedule

        The following exhibits are filed as part of this Registration Statement:

   Exhibit
   Number                                              Description of Exhibit
   ------                                              ----------------------

    *3.1             Articles of Incorporation of the Company (Appendix A to Prospectus)

    *3.2             By-Laws of the Company

    *4.1             Specimen Common Stock Certificate

    *4.2             Specimen Warrant Certificate

    *4.3             Escrow Agreement with Independent Bankers' Bank of Florida (Appendix B of Prospectus)

    *4.4             Warrant Plan adopted by the Company on January 9, 1998

    *4.5             Amended and Restated Warrant Plan adopted by the Company on March 25, 1998

    *5.1             Opinion of Igler & Dougherty, P.A.

   *10.1             Employment Agreement between the Company and Robert W. Woodard

   *10.2             Land Purchase Agreement

   *10.3             Addendum to Land Purchase Agreement

   *10.4             Amended Employment Agreement between the Company and Robert W. Woodard

   *23.1             Consent of Igler & Dougherty, P.A., included in the Opinion Letter

  **23.2             Consent of Hacker, Johnson, Cohen & Grieb

     *24             Power of Attorney (included in signature page to this Registration Statement)

    **27             Financial Data Schedule

------------------------------------

*    Denotes previously EDGAR filed as part of this Registration Statement, File
     No. 333-44161.

**   Previously filed with Post-Effective Amendment No. 1.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this post effective amendment No. 1 to Form SB-2 registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the 1st day of December, 1998.

                              PSB BANCGROUP, INC.


                              By:    /s/ Robert W. Woodard
                                         Robert W. Woodard
                                         President, Chief Executive Officer and
                                         Principal Accounting Officer


       Pursuant to the requirements of the Securities Act of 1933, this post effective amendment No. 2 to Form SB-2 registration statement No. 333-44161 has been signed by the following person in the capacities and as of the dates indicated:

                Signature                                   Title                                    Date
                ---------                                   -----                                    ----
                                                     Director                                        December ___, 1998
       John W. Burns, III

  *  /s/ Robert W. Woodard                           Director                                        December 1, 1998
----------------------------------------             President and Chief Financial Officer
       Robert M. Eadie

  *  /s/ Robert W. Woodard                           Director                                        December 1, 1998
----------------------------------------
       Shilpa U. Mhatre

  *  /s/ Robert W. Woodard                           Director                                        December 1, 1998
----------------------------------------             Chairman of the Board
       Alton C. Milton, Sr.

  *  /s/ Robert W. Woodard                           Director                                        December 1, 1998
----------------------------------------
       Alton C. Milton, Jr.

  *  /s/ Robert W. Woodard                           Director                                        December 1, 1998
----------------------------------------
       Andrew T. Moore

      /s/ Robert W. Woodard                          Director, President                             December 1, 1998
-----------------------------------------            and Chief Executive Officer
       Robert W. Woodard



       * Pursuant  to Power of Attorney  filed  January  13,  1998,  authorizing
       Robert W. Woodard and Alton C. Milton, Sr., or either of them, as the true and lawful attorneys-in-fact to sign all amendments to the Form SB-2
       Registration Statement.
